Exhibit 99.1

Resource Exchange of America Expands Processing Business Segment Through Joint Venture With Paw Materials, Inc. in Hudson, Florida

Press Release Source: Resource Exchange of America Corporation On Tuesday June 15, 2010, 8:30 am EDT

SARASOTA, FL--(Marketwire - 06/15/10) - Resource Exchange of America Corporation (OTC.BB:RXAC - News), a Florida-based recycling company, is pleased to announce it has signed a Joint Venture (JV) with PAW Materials, Inc., a demolition, processing and recycling company located in Hudson, Florida. The agreement enhances RXAC's metal processing business segment, an essential element to RXAC's strategy to aggregate all aspects of the fragmented recycling industry into a vertically integrated business addressing a huge international and national market.

PAW Materials Inc. specializes in recycling a wide range of materials from demolition sites, including concrete; asphalt; fill dirt, top soil, gravel, and crushed stone; organic debris such as trees and unsuitable dirt; and various other demolition debris. The alliance with RXAC will be its first foray into recycling ferrous and non-ferrous metals.

The Joint Venture will utilize PAW Materials' Accumulation Yard location to which scrap metals from individual and commercial demolition projects will be delivered for recycling. RXAC will provide ERP (Enterprise Resource Planning) software capabilities to manage the metals, a security system, inventory control processes, and customers for the recycled metal.

Dana Pekas, CEO of RXAC, said, "This collaboration will enhance the revenue streams for both companies. PAW Materials will utilize its existing infrastructure for asset recovery and processing and add to it the recycling of metals. RXAC in turn brings the support systems, equipment, logistics, sales support and customer base required to complete the metal processing business segment. PAW Materials is a well-founded and respected company, and both Richard J. Wohlfiel, President of PAW Materials Inc, and I are confident this is a win-win situation that will take both of our businesses to the next level."

About PAW Materials, Inc.

PAW Materials is a demolition and processing company based in Hudson, FL, and is an entity of the Family Business, PAW Companies, founded in 1983 by James and Patricia Wohlfiel. PAW Companies started out as a small trucking company and has since prospered into three solid companies; PAW Trucking, PAW Materials, and Fleet Tech Truck Parts and Service Center. For more information, please visit http://www.pawcompanies.com/.

About Resource Exchange of America Corporation

Resource Exchange of America Corporation is working to become a recycling powerhouse by rolling up companies within asset recovery, processing and brokering of ferrous and nonferrous scrap metal. With its access to deep-water ports, the company will be able to sell the scrap metal to clients domestically as well as abroad. Resource Exchange of America Corporation will bring together the best companies within the recycling industry and elevate them to excellence, drawing on the strengths of the individual companies while combining forces to achieve synergies and be able to tackle the biggest jobs.

Disclaimer -- Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements; projected events in this press release may not occur due to unforeseen circumstances, various factors, and other risks identified in a company's annual report on Form 10-K and other filings made by such company.

For more information about Resource Exchange of America Corporation, visit http://www.resource-exchange.com/.